UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2024

Investcorp Europe Acquisition Corp I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41161	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Century Yard, Cricket Square Elgin Avenue P.O. Box 1111, George Town Grand Cayman, Cayman Islands	KY1-1102
(Address of principal executive offices)	(Zip Code)

+1 (345) 949-5122

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	IVCBU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	IVCB	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	IVCBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 9, 2024, Investcorp Europe Acquisition Corp I., a Cayman Islands exempted company (“we”, “us”, “our”, or the “Company”), announced that the extraordinary general meeting of the stockholders of the Company originally scheduled for December 10, 2024 (the “Meeting”) has been postponed to 10:00 a.m. Eastern time on December 17, 2024. The Company has previously called and provided a notice of the Meeting to consider and vote upon the matters described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on November 19, 2024 (the “Proxy Statement”). At the Meeting, stockholders will be asked to approve, as a special resolution, the amendment of the Company’s amended and restated memorandum and articles of association to extend the date by which the Company must consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination from December 17, 2024 to December 17, 2025 (such date, the “Extended Date”), and, if the Board of Directors elects to wind up the Company before the Extended Date, to permit the Company to cease operations except for the purpose of winding up. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

The record date for the stockholders to vote at the Meeting remains the close of business on November 8, 2024 (the “Record Date”). Stockholders who have previously submitted their proxy or otherwise voted may, but are not obligated to, vote again.

You may change your vote by sending a later-dated, signed proxy card to the Company at Investcorp Europe Acquisition Corp I, Century Yard, Cricket Square, Elgin Avenue, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands, so that it is received prior to the Meeting or by attending the Meeting in person and voting (including by virtual means as provided above). You also may revoke your proxy by sending a notice of revocation to the same address, which must be received by the Company prior to the Meeting.

As a result of this change, the Meeting will now be held at 10:00 a.m., Eastern Time, on December 17, 2024, at the offices of Allen Overy Shearman Sterling LLP, located at 800 Capitol Street, Suite 2200, Houston, Texas 77002 and virtually via the Internet at https://www.cstproxy.com/investcorpeu1spac/egm2024. If you do not have Internet capabilities, you can listen to the Meeting by phone dialing +1 800-450-7155 (toll-free) within the U.S. and Canada or +1 857-999-9155 (standard rates apply) outside of the U.S. and Canada. When prompted enter the pin number 6120876#. This option is listen-only, and you will not be able to vote or enter questions during the Meeting if you choose to participate telephonically. Also as a result of this change, the date and time by which stockholders seeking to exercise redemption rights must tender their public shares physically or electronically and submit a request in writing that the Company redeem their public shares for cash to the Company’s transfer agent, Continental Stock Transfer & Trust Company, is being extended to 5:00 p.m., Eastern Time, on December 13, 2024.

Management of the Company has been informed by Europe Acquisition Holdings Limited, our Sponsor, that it is contemplating a transaction whereby it may transfer a majority of its interest in the Company’s securities to a new sponsor. However, such a transaction has not been definitively agreed to at this time. The Company will publicly disclose any such transaction as soon as possible after it is agreed to.

Additional Information and Where to Find It

The definitive proxy statement for the extension of the initial business combination deadline has been mailed to the Company’s stockholders. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by the Company with the SEC may be obtained free of charge by contacting Company at Century Yard, Cricket Square, Elgin Avenue, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands. If you have questions about the proposals or if you need additional copies of the Proxy Statement you should contact our proxy solicitor:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, Connecticut 06902

Shareholders may call toll-free: (800) 662-5200

Banks and Brokerage Firms, please call: (203) 658-9400

Email: IVCB.info@investor.morrowsodali.com

If you have questions regarding the certification of your position or tendering your ordinary shares (and/or delivering your share certificate(s) (if any) and other redemption forms), please contact:

Continental Stock Transfer & Trust Company

1 State Street 30th Floor

New York, New York 10004

Attention: SPAC Redemption Team

Email: spacredemptions@continentalstock.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Investcorp Europe Acquisition Corp I

Date: December 9, 2024	By:	/s/ Craig Sinfield-Hain
	Name:	Craig Sinfield-Hain
	Title:	Chief Financial Officer